Exhibit 4.5


     FORM OF SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK CERTIFICATE




NUMBER                                                                    SHARES

                                     [LOGO]

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                               INFONOW CORPORATION
               SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK
             The Corporation is authorized to issue Preferred Stock


     This Certifies that******SPECIMEN**************** is the owner of fully paid and non-assessable shares of the above Corporation transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be sealed with the Seal of the Corporation.

Dated:

/s/ Kevin D. Andrew        [Corporate Seal]     /s/ Michael W. Johnson
    Secretary                                                   President

[BACK OF CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICATION EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTION, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

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     The following abbreviations, which used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM- as tenants in common              UNIF GIFT MIN ACT -  Custodian(Minor)
TEN ENT- as tenants by the entireties        under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right of      (State)
         survivorship and not as tenants
         in common

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     For value received, the undersigned hereby sells, assigns and transfers unto ________________________________________________ shares represented by the within Certificate, and hereby irrevocably constitutes and appoints _____________________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.




Dated:_____________________

                  In presence of            ______________________________